UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2024

UNITED HOMES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

917 Chapin Road Chapin, South Carolina	29036
(Address of principal executive offices)	(Zip Code)
(844) 766-4663
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares, par value $0.0001 per share	UHG	The Nasdaq Stock Market LLC
Warrants, each exercisable for one Class A Common Share for $11.50 per share	UHGWW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On August 2, 2024 (the “Third Amendment Effective Date”), United Homes Group, Inc. (the “Company”) entered into the Third Amendment to the Second Amended and Restated Credit Agreement and Omnibus Amendment to Loan Documents (the “Third Amendment”), amending the Second Amended and Restated Credit Agreement (as amended, the “Credit Agreement”) by and among the Company, Great Southern Homes, Inc., a South Carolina corporation and a wholly-owned subsidiary of the Company (“GSH”), Rosewood Communities, Inc., a South Carolina corporation and a wholly-owned subsidiary of the Company (“Rosewood”),Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”), Wells Fargo Securities, LLC, as the sole Lead Arranger and sole Bookrunner, and the lenders party thereto (the “Lenders”). Capitalized terms used and not otherwise defined herein have the meanings given them in the Credit Agreement and the Third Amendment.
Among other things, the Third Amendment amends certain financial covenants as follows: (i) increases the maximum Leverage Ratio up to 2.50 to 1.00 for up to two quarterly measurement periods during the period beginning on the Third Amendment Effective Date and ending on December 31, 2025; (ii) permits a minimum Debt Service Coverage Ratio of 1.50 to 1.00 for the period from and after June 30, 2024 until June 30, 2025, and a minimum of 2.00 to 1.00 thereafter, and permits a minimum Debt Service Coverage Ratio of 1.35 to 1.00 for up to two quarterly measurement periods during the period beginning on the Third Amendment Effective Date and ending on June 30, 2025, and (iii) increases the minimum Liquidity threshold to at least $37,500,000, provided that during any period in which the debt service coverage ratio is less than 1.50 to 1.00, the minimum Liquidity threshold will be at least $45,000,000. The Third Amendment also modifies the restrictions on subordinate debt and waived the debt service coverage ratio covenant default which occurred on June 30, 2024. In connection with the Third Amendment, the term of the Credit Agreement was extended for one additional year, through August 2, 2027, except with respect to two Non-Extending Lenders (representing $73,333,333.33 of the committed amount), and the total commitment amount was reduced to $220,000,000.
The foregoing description of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description
10.1*
Third Amendment to the Second Amended and Restated Credit Agreement and Omnibus Amendment to Loan Documents, dated as of August 2, 2024, among United Homes Group, Inc., Great Southern Homes, Inc., Rosewood Communities, Inc., Wells Fargo Bank, National Association, and the lenders party thereto

104	Cover page interactive data file (embedded within the Inline XBRL document)
* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 8, 2024

United Homes Group, Inc.

By:	/s/ Keith Feldman
Name:	Keith Feldman
Title:	Chief Financial Officer